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                   SUPPLEMENT NO. 2 DATED DECEMBER 11, 1996
                      TO PROSPECTUS DATED APRIL 29, 1996
                        RELATING TO 1,814,632 SHARES OF
                         RENAL TREATMENT CENTERS, INC.
                         COMMON STOCK, $.01 PAR VALUE


     All capitalized terms used but not defined herein shall have the meanings prescribed in the Prospectus dated April 29, 1996, as supplemented by Supplement No. 1 dated May 17, 1996, forming a part of Form S-3 Registration Statement No. 333-3716.

     The Dudley S.J. Seto Revocable Trust Dated 11/19/80, a Selling Stockholder, has transferred 150,000 of the shares of Common Stock beneficially owned by it and covered by the Prospectus to The Seto Foundation, a nonprofit corporation of which Dudley S.J. Seto, M.D. is a director. Other than Dr. Seto's relationship to the Company, which is described in the Prospectus, there is no relationship between The Seto Foundation and the Company.

     Mask Limited Partnership #1, a Selling Stockholder, has transferred 3,500 of the shares of Common Stock beneficially owned by it and covered by the Prospectus to Henderson Hills Baptist Church. There is no relationship between Henderson Hills Baptist Church and the Company.

     The definition of Selling Stockholders is amended hereby to include The Seto Foundation and Henderson Hills Baptist Church.